UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Sundance Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, James R. Redfearn was appointed to serve as Executive Vice President and Chief Operating Officer of Sundance Energy Inc. (the “Company”) and Sundance Energy, Inc., the Company’s operating subsidiary.

Mr. Redfearn, 41, brings over 18 years of diverse experience in upstream oil and gas operations to the Sundance team. Previous to joining Sundance he was the founder and Chief Executive Officer of 3Fearns LLC, a private exploration and production company formed in 2018 to drill and acquire conventional assets in the Arkoma basin. Prior to that, from 2014 to 2018, he was the Chief Executive Officer of Wagon Wheel Exploration, a private equity backed exploration and production company focused on the Arkoma and ArkLaTex basins. From 2005 until 2012, Mr. Redfearn served as the Vice President of Drilling and Completions for Petrohawk Energy overseeing operations in the Cotton Valley, Haynesville, Fayetteville, Permian and various other Mid-Continent areas until the acquisition by BHP Billiton. He began his career as a Drilling Engineer at Phillips Petroleum Company where he had multiple assignments, including international, deep water, and US Land. Mr. Redfearn holds a B.S. in Petroleum Engineering from the University of Oklahoma.

Mr. Redfearn has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K, and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Redfearn and any other person pursuant to which Mr. Redfearn was appointed as Executive Vice President and Chief Operating Officer of the Company.

In connection with his appointment, Mr. Redfearn and the Company entered into an offer letter (the “Redfearn Offer Letter”). Pursuant to the Redfearn Offer Letter, Mr. Redfearn is entitled to receive an annual base salary of $335,000 (the “Base Salary”), which Mr. Redfearn has voluntarily elected to temporarily reduce by 20% due to market conditions. Mr. Redfearn will also be eligible for (i) a discretionary annual cash performance bonus at a target level of 75% of the Base Salary (which, for fiscal year 2020, will be prorated for actual days of employment), (ii) a discretionary annual equity grant with a value equal to 150% of the Base Salary, and (iii) such other benefits, including health insurance and vacation, to the same extent as such benefits are available to the Company’s other executive officers. Mr. Redfearn will also enter into the Company’s standard form of indemnification agreement upon commencement of his employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Offer Letter dated August 31, 2020 between Sundance Energy, Inc. and James R. Redfearn
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer